ACKNOWLEDGEMENT OF INDEBTEDNESS

To:     fetchOmatic  Global  Internet  Inc.  (the  "Company")
        444  Victoria  Street,  Suite  370
        Prince  George,  British  Columbia  V2L  2J7

WHEREAS:

A. Pursuant to a Stock Option Agreement between the Company and Ted Kozub ("Kozub"), the Company granted to Kozub options (the "Option") to purchase up to 500,000 common shares (the "Option Shares") in the capital of the Company at US$1.09 per common share in connection with certain consulting services that Kozub had agreed to provide to the Company; and

B. Kozub exercised the Option and executed a promissory note (the "Promissory Note") with the Company, wherein Kozub agreed to pay the exercise price of US$545,000 to the Company;

NOW, THEREFORE, in consideration of the foregoing recitals, the grant of the Option and the issuance of the Option Shares, Kozub hereto agrees as follows:

1. Kozub hereby represents, warrants, acknowledges and agrees that he is indebted to the Company in the amount of US$545,000 in connection with the exercise of the Option and that he will repay the indebtedness of US$545,000 to the Company in accordance with the terms of the Promissory Note.

2. This Acknowledgement of Indebtedness may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

Dated  as  of  this  11th  day  of  December,  2000.

                                          )
SIGNED,  SEALED  and  DELIVERED  by  TED  KOZUB  in  the  presence  of:

/s/ signed
Signature

Print  Name                      /s/ Ted Kozub
                                    TED  KOZUB
Address

Occupation